UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 30, 2025, Sezzle Funding SPE II, LLC (the “Borrower”), a wholly owned indirect subsidiary of Sezzle Inc. (“Sezzle” or the “Company”), Bastion Funding VI LP, as administrative agent (the “Agent”), and certain lenders party thereto, executed Amendment No. 3 (the “Amendment”) to the Revolving Credit and Security Agreement (the “Credit Agreement”) dated April 19, 2024, as amended. The terms of the Amendment, among other things, increased the amount of the Borrower’s borrowing capacity from $150.0 million to $225.0 million by exercising the previously available $75.0 million accordion feature.

The increase in the amount of borrowing capacity under the Credit Agreement will be used to support the ongoing needs of the Company’s business.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Conditions.

On November 5, 2025, Sezzle Inc. issued a press release announcing its third quarter financial results for the period ending September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2025, the Company and Karen Hartje, the Chief Financial Officer and principal financial officer of the Company, agreed upon the terms by which Ms. Hartje will transition away from her services to the Company over the next twelve months for personal reasons. The Company and Ms. Hartje terminated that certain Employment Agreement dated June 20, 20219 (the “Employment Agreement”) effective November 1, 2025 and entered into a Consulting Agreement, dated November 1, 2025 (the “Consulting Agreement”), to effectuate the transaction. The terms of the Consulting Agreement provide that Ms. Hartje will continue to serve as Chief Financial Officer and principal financial officer after November 1, 2025 until the agreement is terminated (the “Consulting Period”), reporting directly to Charlie Youakim, our Chairman and Chief Executive Officer. Ms. Hartje will be paid $10,000 per month during the Consulting Period and the Company will extend Ms. Hartje’s existing healthcare coverage through the Company’s provider through and including June 30, 2026.

The foregoing summary of the Consulting Agreement is qualified in its entirety by the Consulting Agreement itself, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Revolving Credit and Security Agreement
10.2	Consulting Agreement between Sezzle Inc. and Karen Hartje, dated November 1, 2025*
99.1	Press Release, dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Indicates a management contract or compensation plan, contract, or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: November 5, 2025	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer